EXHIBIT 22

                     HERMAN MILLER, INC., AND SUBSIDIARIES

                                  Subsidiaries

The Company's principal subsidiaries are as follows:

                                                                Jurisdiction
Name                                           Ownership        Of Incorporation
- - ----                                           ---------        ----------------
Herman Miller (Australia) Pty., Ltd.           100% Company     Australia

Herman Miller B.V. (Netherlands)               100% Company     Netherlands

Herman Miller Canada, Inc.                     100% Company     Canada

Herman Miller Deutschland, Inc. und Co.--OHG   100% Company     Germany

Herman Miller Et Cie                           100% Company     France

Herman Miller, Japan, Ltd.                     100% Company     Japan

Herman Miller, Limited                         100% Company     England, U.K.

Herman Miller Mexico                           100% Company     Mexico

Integrated Metal Technology, Inc.              100% Company     Michigan

Meridian Incorporated                          100% Company     Michigan

Milcare, Inc.                                  100% Company     Michigan

Phoenix Designs, Inc.                          100% Company     Michigan

Powder Coat Technology, Inc.                   100% Company     Michigan





                                     -53-